UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2017 (January 5, 2017)

SURGE COMPONENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27688	11-2602030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 East Jefryn Blvd., Deer Park, New York	11729
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 595-1818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On January 5, 2017, Surge Components, Inc. (the “Company”) held its annual meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders (i) re-elected Ira Levy and Steven J. Lubman as Class A directors of the Company, (ii) approved the compensation of the Company’s named executive officers, (iii) ratified the appointment of Seligson & Giannattasio, LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2016 and (iv) ratified a rights plan designed to protect and preserve the substantial tax benefits of the Company’s net operating loss carryforwards (the “NOL Rights Plan”).

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Election of directors

Ira Levy and Steven J. Lubman were elected to serve as Class A directors of the Company until the 2019 annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal. The voting results were as follows:

Director	Votes For	Votes Withheld
Ira Levy	6,113,895	108,111
Steven J. Lubman	6,115,626	106,380

Proposal No. 2 – Advisory vote regarding the approval of compensation paid to named executive officers

The compensation of the Company’s named executive officers was approved, on an advisory basis. The voting results were as follows:

Votes For	Votes Against	Abstentions
3,367,439	2,834,410	20,157

Proposal No. 3 – Ratification of appointment of independent registered public accounting firm

The appointment of Seligson & Giannattasio, LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2016 was ratified. The voting results were as follows:

Votes For	Votes Against	Abstentions
5,668,805	101,893	451,308

Proposal No. 4 – Ratification of the NOL Rights Plan

The ratification of the NOL Rights Plan was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
5,621,126	117,840	483,040

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE COMPONENTS, INC.

Date: January 6, 2017	By:	/s/ Ira Levy
Name: Ira Levy
Title: Chief Executive Officer

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